Exhibit 10.3: Form of Amended and Restated Director Retirement Agreement and related amendment between Savings Institute Bank and Trust Company and each of Mark D. Alliod, Roger Engle, Donna M. Evan, Michael R. Garvey and Robert O. Gillard.

Savings Institute Bank and Trust Company entered into an Amended and Restated Director Retirement Agreement and related amendment with each of the directors listed above, which are substantially identical in all material respects as the attached Form of Amended and Restated Director Retirement Agreement and related amendment.

FORM OF
AMENDED AND RESTATED DIRECTOR RETIREMENT AGREEMENT

This Amended and Restated Director Retirement Agreement is entered into by and between ___________________ (the “Director”) and the Savings Institute Bank & Trust Company (“Bank”) effective ____________________, 2010. This Agreement is a restatement of the Savings Institute Director Retirement Plan.

1.PURPOSE. The purpose of this Agreement is to provide retirement benefits to the Director in recognition of [his/her] contributions to the growth and success of the Bank and its affiliates.

2.DEFINITIONS. For purposes of this Agreement, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise.

“Cause” means termination of employment because of the Director’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar infractions) or a final cease-and-desist order issued on such Director.

“Compensation” shall mean the total Board fees and retainer payable to the Director.

“Retirement Date” means the first day of the month following the month in which the Director attains age seventy-five (75).

“Early Retirement” the Director may retire prior to age 75 provided [he/she] has completed at least fifteen (15) Years of Service as a director of the Bank or an affiliate.

“Separation from Service”    is intended to have the same meaning as under Internal Revenue Code Section 409A and any regulations or guidance issued under such provision.

“Years of Service” means each twelve consecutive month period following the date of the Director’s election to the Board of Directors of the Bank or affiliate of the Bank; provided that the Director remained in continuous full time service for such period.

3.BENEFITS. The Director shall receive an annual retirement benefit under this Agreement equal to 70% of [his/her] average Compensation received for services as a director of the Bank during the three calendar years preceding the date on which the Director has a Separation from Service (“Annual Retirement Benefit”). If the Director retires on or after [his/her] Retirement Date, [he/she] shall be paid [his/her] vested Annual Retirement Benefit in equal monthly installments, commencing on the first business day of the month following his Retirement Date, and continuing to the 120th month following commencement of such monthly payments. If the Director elects Early Retirement, [his/her] Annual Retirement Benefit shall be payable in monthly installments beginning with the first day of the month following the Director’s attainment of age 72 and ending on the 120th month following commencement of such monthly payments.

Notwithstanding anything herein to the contrary, no benefit shall be payable under this if the Director is terminated for Cause.

4.DEATH OF A DIRECTOR. If the Director dies after [his/her] Retirement Date, all remaining benefits payable hereunder shall be paid to the Director’s beneficiaries, heirs or assigns. If the Director dies prior to [his/her] Retirement Date, the benefit payable to [his/her] beneficiaries, heirs, or assigns shall be equal to the value of the accrued liability as of the date of the Director’s death.

5.UNFUNDED ARRANGEMENT. This Agreement shall be an unfunded arrangement, and shall not relate to any specific funds of the Bank. Payments of benefits due under the Agreement shall be made from the general assets of the Bank, and the Director shall have only the rights of an unsecured creditor of the Bank with respect thereto. Notwithstanding the foregoing, the Bank shall have the right in its sole discretion to provide for the funding of payments required to be made hereunder through a trust or otherwise.

6.AMENDMENT. The Board of Directors may amend, modify, suspend or terminate this Agreement at any time; provided, however, that any amendment, modification, suspension or termination shall not affect the rights of the Director to benefits which have accrued prior to the date of amendment.

7.NON-ALIENATION. The Director shall not have the power to transfer, assign, anticipate, mortgage or otherwise encumber any rights or any amounts payable hereunder; nor shall any such rights or payments be subject to seizure for the payment of any debts, judgments, alimony, or separate maintenance, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

8.MERGER_OR_ACQUISITION. In the event of any merger, consolidation or acquisition where the Bank or its parent holding company, SI Financial Group, Inc., is not the surviving entity or resulting corporation, or upon transfer of all or substantially all of the assets of the Bank, this Agreement shall continue and be in full force and effect and shall be binding upon such surviving entity, resulting corporation, or transferee.

9.GOVERNING_LAW. Except to the extent preempted by federal law, this Agreement shall be governed by the laws of the State of Connecticut without reference to conflicts of law principles.

10.SECTION 409A COMPLIANCE. Despite any contrary provision of this Agreement if, when the Director’s service terminates, the Director is a “specified employee,” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and if any payments under this Agreement will result in additional tax or interest to the Director because of Section 409A, the Director shall not be entitled to payment until the earliest of (i) the date that is at least six months after termination of the Director’s service for reasons other than the Director’s death, (ii) the date of the Director’s death, or (iii) any earlier date that does not result in additional tax or interest to the Director under Section 409A. If any provision of this Agreement would subject the Director to additional tax or interest under Section 409A, the Bank shall reform the provision. However, the Bank shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Director to additional tax or interest.

IN WITNESS WHEREOF, the Director and a duly authorized Bank officer have signed this amended and restated Agreement.

Director                    Savings Institute Bank & Trust Company

By:
On behalf of the Compensation                                       Committee of the Board

FORM OF
AMENDMENT TO THE AMENDED AND RESTATED
DIRECTOR RETIREMENT AGREEMENT BY AND BETWEEN
_________________ AND THE SAVINGS INSTITUTE BANK AND TRUST COMPANY

     WHEREAS, pursuant to Section 6 of the Amended and Restated Director Retirement Agreement by and between _______________ (the “Director”) and the Savings Institute Bank and Trust Company (the “Agreement”), the Board of Directors of the Savings Institute Bank and Trust Company (the “Bank”) may amend the Agreement at any time; provided that any amendment shall not affect the rights of the Executive to benefits which have accrued prior to the date of the amendment; and

WHEREAS, the Bank approved the following amendment to the Agreement at a duly held meeting of the Board on December 18, 2013:

FIRST CHANGE

Effective December 1, 2013, the following definition shall be added to Section 2 of the Agreement.

“Change in Control” means the occurrence of any one of the following events:

(i)
Merger: The Bank merges into or consolidates with another corporation, or merges another corporation into the Bank, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Bank immediately before the merger or consolidation.

(ii)
Acquisition of Significant Share Ownership: The Bank files, or is required to file, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Bank’s voting securities, but this clause (b) shall not apply to beneficial ownership of Bank voting shares held in a fiduciary capacity by an entity of which the Bank directly or indirectly beneficially owns 50% or more of its outstanding voting securities.

(iii)
Change in Board Composition: During any period of two consecutive years, individuals who constitute the Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Bank’s Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

(iv)	Sale of Assets: The Bank sells to a third party all or substantially all of its assets.

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SECOND CHANGE

Effective December 1, 2013, the following new paragraph shall be added to the end of Section 3 of the Agreement.

“Notwithstanding the foregoing, if a Director has a Separation from Service following a Change in Control (other than for Cause), the Director shall be entitled to the Annual Retirement Benefit set forth in this Section 3, regardless of the Director’s age or Years of Service. Said benefit shall be payable in monthly installments beginning on the first day of the month following the Director’s Separation from Service (for reasons other than Cause) and ending on the 120th month following commencement of such monthly payments.”

APPROVED AND AGREED TO BY:

Savings Institute Bank and Trust Company

Laurie Gervais, Corporate Secretary

Signature of the Director

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